                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                               FOREIGN FUND, INC.



          Pursuant to Section 2-609 of the General Corporation Law of the State of Maryland, Foreign Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

          First: The name of the Corporation is Foreign Fund, Inc. The Corporation's original Articles of Incorporation were filed with the State Department of Assessments and Taxation on September 1, 1994 and the name under which it was originally incorporated was Foreign Fund, Inc.

          Second: The current address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          Third: The Corporation's current resident agent in the State of Maryland is The Corporation Trust Incorporated and the agent's current address is 32 South Street, Baltimore, Maryland 21202.

          Fourth:  The Corporation has one director, John E. Pelletier.

          Fifth: The Corporation desires to restate its Articles of Incorporation as currently in effect and to integrate the amendments made hereby.

          Sixth: The Articles of Incorporation of the Corporation are hereby amended to increase the total number of shares of Common Stock of all series that the Corporation shall have authority to issue; to designate seventeen series of Common Stock and the number of shares of Common Stock initially classified and allocated to each such Series; to restrict the stockholders' right of redemption of shares of Common Stock of each series to redemptions in aggregations of a number of shares to be determined by the Board of Directors; to permit the Corporation to pay the redemption or repurchase price of shares within such time period after surrender of such shares as may be permitted by any applicable rule, regulation or order of the Securities and Exchange Commission; and to make certain other modifications, all as set forth in these Articles of Amendment and Restatement.

          Seventh: Immediately prior to the amendments to the Articles of Incorporation set forth herein, the Corporation had the authority to issue 1,000,000,000 shares, par value $.001 per share, of Common Stock of all series and classes, none of which shares were classified or allocated to any series; and the aggregate par value of all of the authorized shares was $1,000,000.

          Eighth: Immediately after giving effect to the amendments to the Articles of Incorporation set forth herein, the Corporation will have the authority to issue 6,000,000,000 shares, par value $.001 per share, of Common Stock of all series and classes, of which 5,999,425,000 shares (sometimes referred to as "World Equity Benchmark Shares" or "WEBS") will be classified and allocated to each of the seventeen series of Common Stock as follows:



                                                Number of Shares of Common Stock
                                                Initially Classified and Name of
                                                         Series Allocated


Australia Index Series...............                        127,800,000
Austria Index Series.................                         19,800,000
Belgium Index Series.................                        136,200,000
Canada Index Series..................                        340,200,000
France Index Series..................                        340,200,000
Germany Index Series.................                        382,200,000
Hong Kong Index Series...............                        191,400,000
Italy Index Series...................                         63,600,000
Japan Index Series...................                      2,124,600,000
Malaysia Index Series................                        127,800,000
Mexico (Free) Index Series...........                        255,000,000
Netherlands Index Series.............                        255,000,000
Singapore (Free) Index Series........                        191,400,000
Spain Index Series...................                        127,800,000
Sweden Index Series..................                         63,600,000
Switzerland Index Series.............                        318,625,000
United Kingdom Index Series..........                        934,200,000


The remaining 575,000 shares of Common Stock shall be undesignated as to series until the Board of Directors shall have designated such shares. The aggregate par value of all the authorized shares will be $6,000,000.

          Ninth: Each series of Common Stock and, if and when authorized (as hereinafter contemplated), each class of that series shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of a contrary provision set forth in these Articles of Amendment and Restatement.

          Tenth: The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Articles of Incorporation currently in effect, as so amended and incorporating the provisions of previously filed Articles of Amendment.

          Eleventh: The Articles of Incorporation of the Corporation are restated in their entirety as follows:

          FIRST: INCORPORATOR. I, THE UNDERSIGNED, J. Michael Locke, whose post office address is 1701 Pennsylvania Avenue, N.W., Suite 800, Washington, D.C. 20006, being at least twenty-one years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

          SECOND: NAME. The name of the Corporation is Foreign Fund, Inc.

          THIRD: PURPOSES AND POWERS. The purpose for which the Corporation is formed is to act as an open-end management investment company under the Investment Company Act of 1940, as currently in effect or as hereafter may be amended and the rules and regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Investment Company Act of 1940") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

          FOURTH: PRINCIPAL OFFICE. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

          FIFTH: CAPITAL STOCK. 1. The total number of shares of capital stock of all series and classes that the Corporation initially shall have authority to issue is 6,000,000,000 shares, with a par value of one-tenth of one cent ($.001) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of six million dollars ($6,000,000). The Board of Directors shall have power and authority to increase or decrease, from time to time, the aggregate number of shares of stock, or of any series or class of stock, that the Corporation shall have the authority to issue.

          2. Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration (which may consist of, among other things, cash and/or securities) as may be fixed from time to time pursuant to the direction of the Board of Directors. All stock, upon issuance against receipt of the consideration specified by the Board of Directors, shall be fully paid and non-assessable. The Board of Directors may, by resolution, determine that shares of any Series or Class (each as defined below) of the Corporation may be issued only in specified aggregations of shares.

          3. Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more series of shares of Common Stock, to fix the number of shares in any such series and to classify or reclassify any unissued shares with respect to such series. Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series". Any such Series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of a contrary provision set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more Series in addition to those initially designated as named below and to increase the aggregate number of shares of a Series. Subject to such aforesaid power, the Board of Directors has initially designated seventeen Series (sometimes referred to as "Index Series") of shares of Common Stock of the Corporation (which shares are sometimes referred to as "World Equity Benchmark Shares" or "WEBS"). The names of such Series and the number of shares of Common Stock initially classified and allocated to these Series are as follows:

                                                Number of Shares of Common Stock
                                                Initially Classified and Name of
                                                         Series Allocated

Australia Index Series...............                        127,800,000
Austria Index Series.................                         19,800,000
Belgium Index Series.................                        136,200,000
Canada Index Series..................                        340,200,000
France Index Series..................                        340,200,000
Germany Index Series.................                        382,200,000
Hong Kong Index Series...............                        191,400,000
Italy Index Series...................                         63,600,000
Japan Index Series...................                      2,124,600,000
Malaysia Index Series................                        127,800,000
Mexico (Free) Index Series...........                        255,000,000
Netherlands Index Series.............                        255,000,000
Singapore (Free) Index Series........                        191,400,000
Spain Index Series...................                        127,800,000
Sweden Index Series..................                         63,600,000
Switzerland Index Series.............                        318,625,000
United Kingdom Index Series..........                        934,200,000



The remaining 575,000 shares of Common Stock shall be undesignated as to Series until the Board of Directors shall have made such designation pursuant to this
Section 3.

          4. The Board of Directors may, from time to time and without stockholder action, classify shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the classes of Common Stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles Supplementary to be filed for record with the appropriate authorities of the State of Maryland. Each class so created shall consist, until further changed, of the lesser of (x) the number of shares classified in Section 3 of this Article FIFTH or (y) the number of shares that could be issued by issuing all of the shares of that Series currently or hereafter classified less the total number of shares of all classes of such Series then issued and outstanding. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes".

          5. All Classes of a particular Series of Common Stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock of that Series; PROVIDED, however, that notwithstanding anything in the Articles of Incorporation of the Corporation to the contrary:

          (i) Any Class of shares may be subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 and the applicable rules and regulations of the National Association of Securities Dealers, Inc.

          (ii) Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class.

          (iii) As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (ii) above), such requirement as to a separate vote by that Class shall apply in lieu of single class voting (as defined in Section 7 of this

     Article FIFTH), and if permitted by the Investment Company Act of 1940 or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single Class on any such matter that shall have the same effect on each such Class. As to any matter that does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

          6. Subject to the foregoing, each share of a Series or Class shall have equal rights with each other share of that Series or Class with respect to the assets of the Corporation pertaining to that Series or Class. The dividends payable to the holders of any Series or Class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board of Directors and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board of Directors (whether or not the amount of dividend or distribution so declared can be calculated at the time of such declaration).

          7. The holder of each share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, irrespective of the Series or Class, then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of Common Stock of the Corporation then issued and outstanding and entitled to vote, irrespective of the Series or Class, shall be voted in the aggregate and not by Series or Class ("single class voting") except
(1) when otherwise expressly provided by the Maryland General Corporation Law, or when required by the Investment Company Act of 1940, shares shall be voted by individual Series or Class; and (2) when the matter does not affect any interest of a particular Series or Class, then only stockholders of such other Series or Class or Series or Classes whose interests may be affected shall be entitled to vote thereon. Holders of shares of Common Stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

          8. All consideration received by the Corporation for the issuance or sale of stock of each Series or Class, together with all transaction fees charged by the Corporation and all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong to the Series or Class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such Series or Class.

          9. The Board of Directors may from time to time declare and pay dividends or distributions in stock, property (including securities) or in cash on any or all Series or Classes of stock and to the stockholders of record as of such date as the Board of Directors may determine; PROVIDED that such dividends or distributions on shares of any Series or Class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such Series or Class. Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors.

          10. In the event of the liquidation or dissolution of the Corporation, stockholders of each Series and Class therein shall be entitled to receive, as a Series or Class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets, the assets belonging to such Series or Class and the assets so distributable to the stockholders of any Series or Class shall be distributed among such stockholders in proportion to the number of shares of such Series or Class held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular Series or Class of stock and available for distribution, such distribution shall be made to the holders of stock of all Series and Classes in proportion to the net asset value of the respective Series or Class determined as hereinafter provided.

          11. The assets belonging to any Series or Class of stock shall be charged with the liabilities in respect to such Series or Class and shall also be charged with such Series' or Classes' proportionate share of the general liabilities of the Corporation, based upon the ratio of the net asset value, determined as hereinafter provided, of the shares of such Series or Class then outstanding to the net asset value of all shares of Common Stock of the Corporation then outstanding. The determination of the Board of Directors shall be conclusive with respect to the amount of liabilities, including accrued expenses and reserves, the allocation of such liabilities to a given Series or Class, and whether the same or general assets of the Corporation are allocable to one or more Series or Classes.

          12. The Board of Directors may provide for a holder of any Series or Class of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, to convert the shares in question on such basis as the Board of Directors may provide, into shares of stock of any other Series or Class of the Corporation.

          13. Subject to Section 14 below, the net asset value per share of the Corporation's Common Stock shall be determined by adding the value of all securities, cash and other assets of the Corporation pertaining to that Series or Class, subtracting the liabilities applicable to that Series or Class, proportionally allocating any general assets and general liabilities to that Series or Class, and dividing the net result by the number of shares of that Series or Class outstanding. Subject to Section 14 below, the value of the securities, cash and other assets, and the amount and nature of liabilities, and the allocation thereof to any particular Series or Class, shall be determined pursuant to the direction of, or procedures or methods prescribed by or approved by, the Board of Directors in its sole discretion and shall be so determined at the time or times prescribed or approved by the Board of Directors in its sole discretion.

          14. The net asset value per share of a Series or Class of the Corporation's Common Stock for the purpose of issuance, redemption or repurchase of shares, shall be determined in accordance with the Investment Company Act of 1940 and any other applicable Federal securities law or rule or regulation.

          15. All shares of Common Stock now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder in accordance with and pursuant to procedures or methods prescribed or approved by the Board of Directors and, in the case of any Series now or hereafter authorized, if so determined by the Board of Directors, shall be redeemable only in aggregations of such number of shares and on such days as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Board of Directors from time to time with respect to such Series. The number of shares comprising an aggregation for purposes of redemption or repurchase so determined from time to time with respect to any Series shall be referred to herein as a "Creation Unit" and collectively, as "Creation Units". Initially, the number of shares of Common Stock that will comprise a Creation Unit for each Series shall be as follows:

Index Series                                            Shares per Creation Unit
------------                                            ------------------------

Australia Index Series                                           200,000
Austria Index Series                                             100,000
Belgium Index Series                                              40,000
Canada Index Series                                              100,000
France Index Series                                              200,000
Germany Index Series                                             300,000
Hong Kong Index Series                                            75,000
Italy Index Series                                               150,000
Japan Index Series                                               600,000
ndex Series                                                       75,000
Mexico (Free) Index Series                                       100,000
Netherlands Index Series                                          50,000
Singapore (Free) Index Series                                    100,000
Spain Index Series                                                75,000
Sweden Index Series                                               75,000
Switzerland Index Series                                         125,000
United Kingdom Index Series                                      200,000


          The Board of Directors shall have the unrestricted power to alter the number of shares constituting a Creation Unit by resolutions adopted by the Board of Directors at any time, including prior to the time the Corporation commences operations. Each holder of a Creation Unit aggregation of shares of a Series, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Corporation to redeem all or any number of such holder's shares of Common Stock standing in the name of such holder on the books of the Corporation, but in the case of shares of any Series as to which the Board of Directors has determined that such shares shall be redeemable only in Creation Unit aggregations, only in such Creation Unit aggregations of shares of such Series as the Board of Directors may determine from time to time in accordance with this Section 15, at a redemption price per share equal to an amount determined by the Board of Directors in accordance with any applicable laws and s; PROVIDED that (i) such amount shall not exceed the net asset value per share determined in accordance with this Article, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time from time to time, charge fees for effecting such redemption or repurchase, at such rate or rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act of 1940. Such rates may vary depending on the type of redemption or repurchase in question (E.G., a redemption or repurchase for cash as opposed to a redemption or repurchase for portfolio securities). The redemption price may be payable in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Board of Directors from time to time.

          16. Notwithstanding Section 15 above (or any other provision of these Articles of Incorporation), the Board of Directors of the Corporation may suspend the right of the holders of Creation Unit size aggregations of shares of any Series to require the Corporation to redeem such shares (or may suspend any voluntary purchase of such shares pursuant to the provisions of these Articles of Incorporation) or postpone the date of payment of satisfaction upon redemption of such shares during any Financial Emergency.

          For the purpose of these Articles of Incorporation, a "Financial Emergency" is defined as the whole or part of any period (i) during which the New York Stock Exchange is closed, other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such Series is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such Series, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

          17. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of shares upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor and at prices per share not in excess of the net asset value per share, determined in accordance with this Article and to take all other steps deemed necessary or advisable in connection therewith.

          18. Except as otherwise permitted by the Investment Company Act of 1940 or any applicable rule, regulation or order of the Securities and Exchange Commission, payment of the redemption or repurchase price of shares surrendered to the Corporation for redemption pursuant to the provisions of Section 15 or 20 of this Article FIFTH or for repurchase by the Corporation pursuant to the provisions of Section 17 of this Article FIFTH shall be made by the Corporation within seven (7) days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have shares redeemed or repurchased in portfolio securities or in cash or in any particular combination thereof.

          19. In the absence of any specification of the purpose for which the Corporation redeems or repurchases any shares of its Common Stock, all redeemed or repurchased shares shall be deemed to be acquired for retirement in the sense contemplated by the General Corporation Law of the State of Maryland. Shares of any Series retired by redemption or repurchase shall thereafter have the status of authorized but unissued shares of any Series.

          20. All shares now or hereafter authorized shall be subject to redemption and be redeemable at the option of the Corporation. From time to time the Board of Directors may by resolution, without the vote or consent of stockholders, authorize the redemption of all or any part of any outstanding shares (including through the establishment of uniform standards with respect to the minimum net asset value of a stockholder account) upon the sending of written notice thereof to each stockholder any of whose shares are to be so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value per share determined in accordance with the provisions of this Article and may take all other steps deemed necessary or advisable in connection therewith. The Board of Directors may authorize the closing and redemption of all shares of any accounts not meeting the specified minimum standards of net asset value.

          21. The holders of shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe for new or additional shares of its Common Stock or other securities.

          SIXTH: DIRECTORS. The initial number of directors of the Corporation shall be three (3); PROVIDED that the minimum number of directors for so long as there is only one or fewer stockholders shall be one (1). The names of the directors who shall act until the first annual meeting or until their respective successors are duly chosen and qualified are R. Sheldon Johnson, Vikram S. Pandit and W. Thomas Clark. Upon such time as the Corporation has issued two or more shares of its capital stock, the minimum number of directors shall be increased in accordance with the provisions of Section 2-402 of the Maryland General Corporation Law. The number of Directors may be changed from time to time in such lawful manner as is provided in the Bylaws of the Corporation. Unless otherwise provided by the Bylaws of the Corporation, directors of the Corporation need not be stockholders.

          SEVENTH: LIABILITIES OF DIRECTORS AND OFFICERS. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

          No amendment, modification or repeal of this Article SEVENTH shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

          EIGHTH: INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. To the fullest extent permitted by law (including the Investment Company Act of 1940), expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article EIGHTH shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this Article EIGHTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article EIGHTH, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

          Nothing in Article SEVENTH or in this Article EIGHTH protects or purports to protect any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          NINTH: MANAGEMENT OF THE AFFAIRS OF THE CORPORATION. The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

          (i) To make, alter, amend or repeal from time to time the Bylaws of the Corporation except as such power may otherwise be limited in the Bylaws.

          (ii) To authorize the repurchase of shares in the open market or otherwise, at prices not in excess of the net asset value of such shares determined in accordance with Article FIFTH hereof, PROVIDED that the Corporation has assets legally available for such purpose and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

          iii) To fix an offering price for the shares of any Series or Class that shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price that will yield to the Corporation not less than the par value thereof from sales of the shares of its Common Stock.

          (iv) From time to time to determine whether, to what extent, at what times and places and under what conditions and regulations the books and accounts of


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

     the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

          (v) In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, of these Articles of Incorporation and of the Bylaws of the Corporation.

          TENTH: CORPORATE BOOKS. The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

          ELEVENTH: AMENDMENTS. The Corporation reserves the right from time to time to amend, alter, or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares, and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article ELEVENTH.

          TWELFTH: QUORUM; MAJORITY VOTE. 1. The presence in person or by proxy of the holders of record of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law (including the Investment Company Act of 1940) or in these Articles of Incorporation.

          2. On any given matter, the presence in any meeting, in person or by proxy, of holders of record of less than one-third of the shares issued and outstanding and entitled to vote thereat shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of record of the number of shares required for action in respect of such other matter or matters.

          Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any Series or Class thereof, in connection with any corporation action (including, but not limited to, the amendment of these Articles of Incorporation), unless otherwise provided in these Articles of Incorporation, the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

          THIRTEENTH: ACQUISITION SUBJECT TO ARTICLES OF INCORPORATION. All persons who shall acquire shares in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

          FOURTEENTH: DURATION. The duration of the Corporation shall be perpetual.

          FIFTEENTH: AMENDMENT AND RESTATEMENT. This Amendment and Restatement of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the Corporation's Directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

          IN WITNESS WHEREOF, FOREIGN FUND, INC., has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by the sole Director and President, and attested to by its Secretary, and each said officer of the Corporation has also acknowledged these

Articles of Amendment and Restatement to be the act of the Corporation and has stated under penalty of perjury that to the best of his knowledge, information and belief the matters and facts set forth herein are true in all material
respects, all on February   , 1996.

                              FOREIGN FUND, INC.


                              By:  __________________
                                   John E. Pelletier





Attest:

___________________


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